UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2010, Jarden Corporation’s (the “Company”) stockholders approved the adoption of the Jarden Corporation 2010 Employee Stock Purchase Plan (the “Plan”) at its annual meeting of stockholders (the “Annual Meeting”). The Plan was adopted by the Company’s Board of Directors on March 14, 2010, subject to stockholder approval at the Annual Meeting.

The material terms of the Plan are summarized in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on April 9, 2010 (the “Proxy Statement”). A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting three proposals were submitted to, and approved by, the Company’s stockholders. Each proposal is described in more detail in the Company’s Proxy Statement. The voting results for each proposal are set forth below.

	Voted For	Withheld	Broker Non-Votes
Proposal 1 – The election of three Class II Directors for three-year terms expiring in 2013
Ian G.H. Ashken	72,444,361	6,195,660	3,591,830
Richard L. Molen	77,106,302	1,533,719	3,591,830
Robert L. Wood	76,836,806	1,803,215	3,591,830

	Voted For	Voted Against	Abstained	Broker Non-Votes
Proposal 2 – Proposal to adopt and approve the Jarden Corporation 2010 Employee Stock Purchase Plan	78,194,803	423,955	21,263	3,591,830

Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010	81,764,197	455,502	12,152	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Jarden Corporation 2010 Employee Stock Purchase Plan (filed as Annex A to the Company’s 2010 Definitive Proxy Statement with respect to the Company’s 2010 Annual Meeting of Stockholders, as filed with the Commission on April 9, 2010, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Jarden Corporation 2010 Employee Stock Purchase Plan (filed as Annex A to the Company’s 2010 Definitive Proxy Statement with respect to the Company’s 2010 Annual Meeting of Stockholders, as filed with the Commission on April 9, 2010, and incorporated herein by reference).